UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2013

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada	V4A 2H9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 560-1503

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement

On January 8, 2013, our company entered into an employment agreement with Larry Kristof, whereby Larry Kristof has agreed to provide services as chief executive officer of our company for a period of two (2) years. As compensation, pursuant to the terms of the employment agreement, Larry Kristof will receive an annual salary of $60,000, payable in equal monthly installments. The employment agreement may be terminated by Larry Kristof, for any reason, by providing at least three (3) month’s advance written notice to our company.

Also on January 8, 2013, our company’s subsidiary Mantra Energy Alternatives Ltd. (“MEA”) entered into an employment agreement with Larry Kristof, whereby Larry Kristof has agreed to provide services as chief executive officer of MEA for a period of two (2) years. As compensation, pursuant to the terms of the employment agreement, Larry Kristof will receive an annual salary of $60,000, payable in equal monthly installments. The employment agreement may be terminated by Larry Kristof, for any reason, by providing at least three (3) month’s advance written notice to our company.

The description of the employment agreements contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the employment agreements are attached hereto as exhibits, and which are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

10.1	Employment Agreement between Mantra Venture Group Ltd. and Larry Kristof dated January 8, 2013.

10.2	Employment Agreement between Mantra Energy Alternatives Ltd. and Larry Kristof dated January 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director
Date: January 11, 2013